                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 26, 1999 (except for Note 16 as to which the date is September 2,
1999) in the Registration Statement (Form S-3) of CoreComm Limited for the registration of $175,000,000 in principal amount of 6% Convertible Subordinated Notes due 2006.

/s/ Ernst & Young LLP

New York, New York
November 1, 1999